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                                                                     Exhibit 4.3


NEITHER THE SECURITY EVIDENCED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACT (COLLECTIVELY, THE "SECURITIES LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES (I) ARE REGISTERED UNDER THE SECURITIES LAWS OR (11) ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS AND THE CORPORATION IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

No._______                                       WARRANT TO PURCHASE ___________
ISSUED:  July 18, 1997                                    SHARES OF COMMON STOCK
HOLDER:______

                          HealthKnowledge Corporation

                         COMMON STOCK PURCHASE WARRANT

     THIS IS TO CERTIFY that, for value received and subject to the terms and conditions of this Warrant, the person whose name appears as holder above, or such other person to whom this Warrant may be transferred pursuant to Section 7 of this Warrant (the "Holder"), is entitled, at any time prior to the termination of this Warrant as provided in Section 4 (the "Exercise Period"), to subscribe for and purchase upon exercise of this Warrant ____________ fully paid and nonassessable shares (the "Warrant Stock") of Common Stock of HealthKnowledge Corporation, a Delaware corporation (the "Corporation"), at a price of Eight Cents ($0.08) per share (the "Unit Price").

     This Warrant is subject to the following additional terms and conditions:

     1.   Method of Exercise. This Warrant may be exercised in whole at any time
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or from time to time in part, but not as to a fractional share of Common Stock, by delivering to the Corporation during the Exercise Period (i) the attached form of "Election to Purchase," duly completed and executed by the Holder, (ii) this warrant certificate, and (iii) payment of the Unit Price, in cash or by check, for each share being purchased.

     2.   Delivery of Stock Certificates. Within ten (10) days after the
          ------------------------------
exercise of this Warrant (in full or in part), the Corporation at its expense (except for the payment of any applicable issue taxes) shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise, and (b) unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share) of Warrant Stock, if any, with respect to which this
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Warrant shall not have been exercised. The Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date on which this Warrant is surrendered and payment On the Warrant Price is made, irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided, that if the date of such surrender and
                                --------
payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

     3.   Covenants as to Warrant Stock. The Corporation covenants and agrees
          -----------------------------
that all shares of Warrant Stock issued pursuant to the terms of this Warrant will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable. The Corporation further covenants and agrees that the Corporation will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

     4.   Termination.
          -----------

          (a) Upon a merger, consolidation, acquisition of all or substantially all of the property or stock, reorganization or liquidation of the Corporation (collectively, a "Reorganization"), as a result of which the shareholders of the Corporation receive cash, stock or other property in exchange for their shares of Common Stock, this Warrant shall be canceled and all rights granted hereunder shall terminate; provided, however, that the Corporation shall have delivered to
                 --------
the Holder notice of the Reorganization no less than fifteen (15) business days before the date scheduled for the Reorganization and that the Holder shall have the right immediately prior to the Reorganization to exercise this Warrant.

          (b) If not sooner canceled pursuant to the provisions of Section 4(a), this Warrant shall be canceled and the rights granted hereunder shall terminate at the close of business on the fifth (5th) anniversary of the issuance of the Warrant.

          (c) The date of termination of this Warrant as provided in Sections 4(a) and 4(b) shall be referred to herein as the "Termination Date."

     5.   Adjustments Affecting Common Stock.
          ----------------------------------

          (a)  Reclassification. In the case of any reclassification or change
               ----------------
of the Common Stock issuable upon exercise of this Warrant, the Corporation shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant, in substantially the form hereof, and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the number and kind of shares of stock, other securities, money or property receivable upon such reclassification or change by a holder of

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shares of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.

          (b)  Exercise Price. If any of the following events shall occur at any
               --------------
time or from time to time prior to the exercise in full of this Warrant or the Termination Date, the following adjustments shall be made to the Unit Price:

               (1)  Split, Subdivision or Combination of Shares. If the
                    -------------------------------------------
Corporation at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine its Common Stock issuable upon exercise of this Warrant, the Unit Price shall be proportionately decreased in the case of a split or subdivision or increased in the case of a combination.

               (2)  Stock Dividends and Distributions. If the Corporation at any
                    ---------------------------------
time while this Warrant is outstanding and unexpired shall pay a stock dividend or other stock distribution with respect to the Common Stock (except any distribution specifically provided for in Section 5(a) or 5(b)(1) above), then the Unit Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Unit Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of the Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of the Common Stock outstanding immediately after such dividend or distribution.

          (c)  Adjustment to Number of Shares. After any adjustment of the Unit
               ------------------------------
Price pursuant to Section 5(b), the number of shares of Warrant Stock issuable at the new Unit Price shall be adjusted to the number obtained by (i) multiplying the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately before such adjustment by the Unit Price in effect immediately before such adjustment and (ii) dividing the product so obtained by the new Unit Price.

     6.   Fractional Shares. No fractional shares shall be issued upon the
          -----------------
exercise of this Warrant. In lieu of fractional shares, the Corporation shall pay the Holder a sum in cash equal to the fair market value of the fractional shares (as determined by the Corporation's Board of Directors) on the date of exercise.

     7.   Restrictions on Transfer. Neither this Warrant nor any securities
          ------------------------
purchased upon exercise of this Warrant may be transferred unless (a) such transfer is registered under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities or blue sky laws, (b) the Corporation has received a legal opinion reasonably satisfactory to the Corporation to the effect that the transfer is exempt from the prospectus delivery and registration requirements of the Securities

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Act and any applicable state securities or blue sky laws, or (c) the Corporation otherwise satisfies itself that such transfer is exempt from registration.

     8.   Legend. A legend setting forth or referring to the above restrictions
          ------
and the restriction imposed by Section 14 below shall be placed on this Warrant, any replacement hereof and any certificate representing a security issued pursuant to the exercise of this Warrant and a stop transfer restriction or order may be placed on the books of the Corporation and with any transfer agent until such securities may be legally sold or otherwise transferred,

     9.   Holder as Owner. The Corporation may deem and treat the holder of
          ---------------
record of this Warrant as the absolute owner hereof for all purposes regardless of any notice to the contrary.

     10.  No Rights as Shareholder. This Warrant shall not entitle the Holder to
          ------------------------
any voting rights or to any other rights as a shareholder of the Corporation or to any other rights whatsoever except the rights stated herein; and no cash dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock purchasable hereunder unless, until and to the extent that this Warrant shall be exercised.

     11.  Construction. The validity and interpretation of the terms and
          ------------
provisions of this Warrant shall be governed by the laws of the State of Washington. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

     12.  Expiration. This Warrant shall be void and all rights represented
          ----------
hereby shall cease unless exercised on or before the Termination Date. All restrictions set forth herein on the shares of capital stock issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.

     13.  Exchange of Warrant. This Warrant is exchangeable upon the surrender
          -------------------
hereof by the Holder at the office of the Corporation for new Warrants of like tenor but of different denominations representing in the aggregate the rights to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

     14.  Right of First Refusal. Before any shares of Warrant Stock registered
          ----------------------
in the name of Holder may be sold or transferred, such shares shall first be offered to the Corporation as follows:

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          (a)  Holder shall promptly deliver a notice ("Notice") to the
Corporation stating (i) his bona fide intention to sell or transfer such shares,
(ii) the number of such shares to be sold or transferred, and the basic terms and conditions of such sale or transfer, (iii) the price for which he proposes to sell or transfer such shares, (iv) the name of the proposed purchaser or transferee, and (v) proof satisfactory to the Corporation that the proposed sale or transfer will not violate any applicable Federal or state securities laws. The Notice shall be signed by both Holder and the proposed purchaser or transferee and must constitute a binding commitment subject to the Corporation's rights of first offer as set forth herein.

          (b) Within 30 days after receipt of the Notice, the Corporation may elect to purchase all of the shares to which the Notice refers, at the price per share specified in the Notice. If the Corporation elects not to purchase all such shares, the Corporation shall assign its right to purchase all such shares to the holders of the Corporation's Series A Convertible Preferred Stock (the "Investors"). The assignees may elect within 30 days after receipt by the Corporation of the Notice to purchase all shares to which the Notice refers, at the price per share specified in the Notice. An election to purchase shall be made by written notice to Holder. Payment for all shares elected to be purchased pursuant to this Section 14 shall be made within 30 days of the receipt by the Corporation of the Notice.

          (c) If the shares to which the Notice refers are not elected to be purchased, as provided in Section 14(b) hereof, the Holder may sell the shares to any person named in the Notice at the price specified in the Notice, provided that such sale or transfer is consummated within three months of the date of said Notice to the Corporation, and provided, further, that any such sale is made in compliance with applicable Federal and state securities laws and not in violation of any other contractual restrictions to which the Holder is bound. The third-party Holder shall acquire the shares of stock free and clear of the Corporation's right of first refusal.

          (d) Any proposed transfer on terms and conditions different from those set forth in the notice of transfer, as well as any subsequent proposed transfer, shall again be subject to the Corporation's right of first offer and shall require compliance with the procedures described in this Section 14.

          (e) Holder agrees to cooperate affirmatively with the Corporation, to the extent reasonably requested by the Corporation, to enforce rights and obligations pursuant to this Agreement.

          (f) Notwithstanding the above, neither the Corporation nor any assignee of this Corporation under this Section 14 shall have any right under this Section 14 at any time subsequent to the closing of a public offering of the common stock of the Corporation pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the "Act").

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          (g)  This Section 14 shall not apply to a transfer by will or interstate succession.

     15.  Lost Warrant Certificate. If this Warrant is lost, stolen, mutilated
          ------------------------
or destroyed, the Corporation shall issue a new Warrant of like denomination, tenor and date as this Warrant, subject to the Corporation's right to require the Holder to give the Corporation a bond or other satisfactory security sufficient to indemnify the Corporation against any claim that may be made against it {including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Warrant or the issuance of such new Warrant.

     16.  Waivers and Amendments. This Warrant or any provision hereof may be
          ----------------------
changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     17.  Notices. All notices or other communications required or permitted
          -------
hereunder shall be in writing and shall be mailed by United States mail first-class postage prepaid, or by registered or certified mail with return receipt requested, addressed as follows:

          If to the Holder:

               To the address last furnished in writing to the Corporation by the Holder.

          If to the Corporation:

               HealthKnowledge Corporation
               8723 142nd Avenue NE
               Redmond, Washington 98052
               Attention: Dr. Dennis P. Schmuland, Chairman

     Each of the foregoing parties shall be entitled to specify a different address by giving five (5) days' advance written notice as aforesaid to the other party.

     IN WITNESS WHEREOF, the Corporation has executed this certificate as of the date first written above.

                                   HealthKnowledge Corporation


                                   By
                                     ----------------------------------------
                                        Name, Title

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                             ELECTION TO PURCHASE
                             --------------------

(To be executed only upon exercise of Warrant)

     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for ____________ shares of Common Stock of HealthKnowledge Corporation, on the terms and conditions specified in this Warrant, and requests that a certificate for the shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ___________________________, whose address is ________________________________, and, if such shares shall not include all of the shares into which this Warrant is exercisable, that a new Warrant of like tenor and date for the balance of the shares issuable hereunder be delivered to the undersigned.

Dated:_____________


                                             ___________________________________
                                             Signature of Registered Owner

                                             ___________________________________
                                             (Street Address)

                                             ___________________________________
                                             (City) (State) (Zip Code)

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